                                                                     EXHIBIT 6.8

                      [LETTERHEAD OF GRANT THORNTON LLP]

March 7, 2000
                                                                       26-V17092
Poker.com, Inc.
Suite 1502
1166 Alberni Street
Vancouver, BC V6E 3Z3

Attention: Mr. Michael Jackson
------------------------------

Dear Sirs:

You have requested that we allow Smythe Radcliffe as successor auditor for Poker.com, Inc. (the "Company"), access to review our working papers for our audit of the June 30, 1999 financial statements of the Company. You understand and agree that the review of our working papers is undertaken solely for the purpose of obtaining information regarding the company to assist Smythe Radcliffe in planning its December 31, 1999 audit of the company. Further, you agree that because Smythe Radcliffe's review is for that purpose only, Smythe Radcliffe will not orally or in writing to anyone as a result of the review as to whether our audit was performed in accordance with generally accepted audit standards.

Please confirm your agreement with the foregoing by signing and dating a copy of this letter and returning it to us.

Yours truly,

GRANT THORNTON LLP

/s/ Gerry Leonard, CA
Partner

/mj

                                   The foregoing is accepted:




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(Signature and Title)                      (Date)

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                      [LETTERHEAD OF GRANT THORNTON LLP]

March 1, 2000
                                                                        26-17092
BY FAX: 683-6013
----------------

Mr. Michael Jackson
Poker.com Inc.
Suite 1502 - 1155 Alberni Street
Vancouver, BC V6E 3Z3

Dear Michael:

Further to our recent meetings and discussions, we wish to advise you that we have decided to resign as your company's auditor.

This decision was not taken lightly and is attributable to the company's change in business focus. In no way should this decision on our part be construed as a negative assessment of the company's management and/or stakeholders.

We are available to assist with the transition to a new firm of auditors and wish you every success in your business ventures.


Yours very truly,

GRANT THORNTON LLP

/s/ Gerry Leonard

Gerry Leonard, CA
Partner

/mj